Exhibit 10.1

METHODE ELECTRONICS, INC.

2010 STOCK PLAN

PERFORMANCE BASED RESTRICTED STOCK

FORM AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Award Agreement”), effective as of November 8, 2010 (the “Award Date”), is entered into by and between Methode Electronics, Inc., a Delaware corporation (the “Company”) and                            (the “Grantee”).

WHEREAS, the Company desires to reward Grantee for his services to the Company and to encourage him to continue to work for the benefit of the Company in a manner that will benefit all Company shareholders.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company agrees to deliver to Grantee Restricted Stock of the Company (the “Restricted Shares”) under the Methode Electronics, Inc. 2010 Stock Plan (the “Plan”) on the terms and conditions set forth herein.

1.             General.  This Award Agreement and the Restricted Stock awarded herein are subject to all of the provisions of the Plan applicable to Restricted Stock. Unless otherwise provided herein, the Plan provisions are incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein and unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan.  Grantee hereby acknowledges receipt of a true copy of the Plan and has read the Plan and fully understands its content.  In the event of any conflict between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan shall control.

2.             Grant.  The Company hereby grants to Grantee a total of [              ] Restricted Shares (the “Award”).  This Award is intended to be a “162(m) Award” within the meaning of Section 6 of the Plan.

3.             Vesting.  The Restricted Shares shall vest as follows, subject to the Grantee’s continued employment or service with the Company or a Subsidiary or Affiliate. Any Restricted Shares that do not vest pursuant to this Section 3 shall be forfeited to the Company immediately upon termination of the Measurement Period or, except as provided in Section 3(d) below, termination of the Grantee’s employment with the Company and all of its Subsidiaries and Affiliates.  To the extent the Restricted shares vest pursuant to Section 3(d) below, such Restricted Shares shall not be eligible for vesting pursuant to Section 3(b) or Section 3(c).  Any fractional shares created by the vesting calculations described below will be rounded down to a whole share number; no fractional shares will be delivered pursuant to this Award.

(a)                                  Measurement Period and Vesting Date.  The “Measurement Period” is the fiscal year of the Company ending on or about May 2, 2015.  The “Vesting Date” shall be the last day of the Measurement Period.  The “Award Period” is the period between the date of this Award Agreement and the Vesting Date.

(b)                                 Amount of Restricted Shares that Vest.  Except to the extent provided in Section 3(c) or 3(d), the vesting of the Restricted Shares will be based on the Company’s internal enterprise value at the end of the Measurement Period (“Internal Enterprise Value”) subject to the Grantee’s continued employment with the Company or a Subsidiary or Affiliate to the end of such Measurement Period, and provided that a Change of Control has not occurred before the end of the Measurement Period.  For this purpose, Internal Enterprise Value shall equal (1) the product of (i) the EBITDA for the recently completed fiscal year and (ii) the “Historic Multiple of EBITDA” which is set forth on Exhibit A hereto, (2) plus cash and short-term investments on hand at the end of the Measurement Period, (3) less debt and preferred stock at the end of the Measurement Period, and (4) adjusted for equity issuances during the Award Period in connection with acquisitions or capital raising initiatives.  For this purpose, (A) EBITDA means the Company’s earnings before interest, taxes, depreciation and amortization; (B) in calculating cash on hand at the end of the Measurement Period, pro forma adjustments will be made in order to provide for a quarterly cash dividend payment of seven cents ($0.07) per share during the Award Period (regardless of the actual amount of dividends paid during the Award Period); and (C) any and all transaction costs and expenses (out of pocket) and earnings with respect to an acquisition undertaken pursuant to an acquisition agreement executed after October 31, 2013 will be excluded from the calculation of internal enterprise value. The threshold and target levels of performance (the “Threshold Internal Enterprise Value” and the “Target Internal Enterprise Value,”  respectively) are set forth on Exhibit A, attached hereto.  Exhibit B attached hereto sets forth the formula for calculating the vesting percentages based on the Measurement Period internal enterprise value achieved.  Pursuant to Exhibit B, the number of Restricted Shares that will vest under this Award shall be determined by multiplying the number of Restricted Shares described in Section 2 above by a fraction, the numerator of which shall equal (i) the Internal Enterprise Value as of the Vesting Date minus (ii) the Threshold Internal Enterprise Value, and the denominator of which shall equal (a) the Target Internal Enterprise Value minus (b) the Threshold Internal Enterprise Value.  If the level of performance achieved is less than or equal to the Threshold Internal Enterprise Value, then no Restricted Shares shall vest pursuant to this Section 3.3(b).  For the avoidance of doubt, if the Grantee experiences a termination of employment or a Change of Control occurs, in either case, prior to the end of the Measurement Period, no vesting shall occur under this Section 3(b).

(c)                                  Termination of Employment Prior to the Vesting Date.  Notwithstanding the provisions of Section 3(b), the Restricted Shares granted hereunder shall vest, in an amount determined according to the calculation set forth below, if the Grantee’s employment with the Company and all of its Subsidiaries and Affiliates is terminated prior to the Vesting Date due to: (i) retirement on or after Grantee’s sixty-fifth birthday; (ii) retirement on or after Grantee’s fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death.  In such event, on the Vesting Date, Grantee shall vest in the number of Restricted Shares equal to the number of Restricted Shares described in Section 2 above multiplied by (1) a fraction, the numerator of which shall equal (A) the Internal Enterprise Value as of the Vesting Date minus (B) the Threshold Internal Enterprise Value, and the denominator of which shall equal (C) the Target Internal Enterprise Value minus (D) the Threshold Internal Enterprise Value and multiplied by (2) a fraction, the numerator of which shall be the number of fiscal months elapsed between the Award Date and the date of termination of employment (rounded up to the nearest whole month) and the denominator of which shall be fifty-four and a half (54.5).  If the level of performance achieved is less than or equal to the Threshold Internal Enterprise Value, then no Restricted Shares shall vest pursuant to this Section 3.3(c).

(d)                                 Change of Control.  Notwithstanding the provisions of Section 3(b), the Restricted Shares granted hereunder shall vest, in an amount determined according to the calculation set forth below, upon a Change of Control occurring prior to the end of the Measurement Period, subject to: (i) the Grantee’s continued employment with the Company or a Subsidiary or Affiliate through the date immediately preceding the effective date of such Change of Control; or (ii) the Grantee’s termination of employment by the Company without “Good Cause” or Grantee’s voluntary termination of such employment with “Good Reason” during the period beginning on the date an agreement is entered into by the Company with respect to a merger or other business combination of the Company, which would constitute a Change of Control, and the effective time of such merger or other business combination of the Company.  In such event, the vesting of the Restricted Shares will be based on the Company’s external enterprise value as of the date of the Change of Control (the “External Enterprise Value”).  For this purpose, External Enterprise Value shall equal the fair market value of the Company as determined by the bona fide offer for the purchase of the Company’s Common Stock outstanding (including any stock equivalents convertible to common stock) causing the Change of Control, and the terms “Good Cause” and “Good Reason” shall have the meanings set forth in the Change in Control

Agreement dated as of                        between the Company and the Grantee, as the same may be amended from time to time (the “Change in Control Agreement”).  In the event of a Change of Control, the threshold and target levels of performance (the “Threshold External Enterprise Value” and the “Target External Enterprise Value,” respectively) are set forth on Exhibit C, attached hereto.  Exhibit D attached hereto sets forth the formula for calculating the vesting percentages based on the actual External Enterprise Value achieved.  Pursuant to Exhibit D, in the event of a Change of Control, the number of Restricted Shares that will vest under this Award shall be determined by multiplying the number of Restricted Shares described in Section 2 above by a fraction, the numerator of which shall equal (i) the actual External Enterprise Value minus (ii) the Threshold External Enterprise Value, and the denominator of which shall equal (a) the Target External Enterprise Value minus (b) the Threshold External Enterprise Value.  If the level of performance achieved is less than or equal to the Threshold External Enterprise Value then no Restricted Shares shall vest pursuant to this Section 3.3(d).     Any portion of this Award that does not vest upon a Change of Control pursuant to this Section 3(d) shall be immediately forfeited upon a Change of Control.

Grantee agrees, as a condition of this Award, to make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of the Restricted Shares acquired under this Award.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this Award, the Company shall have the right to require such payments from Grantee, or withhold such amounts from other payments due Grantee from the Company or any Subsidiary or Affiliate.

4.             Forfeiture.  If at any time any of the following events occur: (i) Grantee is convicted of a felony; (ii) Grantee commits any act or acts of personal dishonesty intended to result in substantial personal enrichment to Grantee to the detriment of the Company; or (iii) repeated violations of Grantee’s responsibilities which are demonstrably willful and deliberate, provided that such violations have continued more than ten days after the Company or the Board of Directors of the Company has given written notice of such violations, then the unvested Restricted Shares shall be forfeited to the Company effective as of the date on which the Grantee entered into such activity, unless terminated sooner by operation of another term or condition of this Award Agreement or the Plan.

5.             Additional Delivery.  Within 2 ½ months of the date the Restricted Shares have vested pursuant to Section 3 of this Award Agreement, the Company shall pay to the Grantee an amount equal to the aggregate per share cash dividends with respect to all cash dividend record dates that fall between the Award Date and the date the unrestricted shares are registered with the Company’s transfer agent in the name of the Grantee, multiplied by the number of Restricted

Shares that vest pursuant to this Award Agreement (without interest).  The Company may withhold from any payment that it is required to make under this Award Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law due in connection with this Award or the payment described in this Section 5.  No dividends shall be paid to the Grantee with respect to any Restricted Shares that are forfeited by the Grantee.

6.             Restrictions.  None of the Restricted Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until they have vested in accordance with the terms of this Award Agreement.  Any Restricted Shares that are not vested shall be forfeited to the Company immediately upon termination of the Grantee’s employment with the Company and all of its Subsidiaries and Affiliates or upon the expiration of this Award Agreement.

7.             Stock Delivery.  Within ten (10) days of the date of this Award Agreement, the Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate.  While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. Any stock certificate evidencing any Restricted Shares shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require that the Grantee tender to the Company a stock power duly executed in blank relating thereto as a condition to issuing any such certificate.

8.             Rights as Stockholder.  The Grantee shall have no rights as a stockholder with respect to any Restricted Shares until the Restricted Shares are issued in Grantee’s name either by book-entry registration or issuance of a stock certificate.  Once the Restricted Shares are issued in Grantee’s name, the Grantee shall be entitled to all rights associated with ownership of the Restricted Shares, except that the Grantee shall not be entitled to receive any dividends (cash or stock) with respect to the Restricted Shares until such time as the restrictions lapse in accordance with the terms of this Award Agreement.

9.             Construction.  This Award Agreement is subject to the terms of the Plan and shall be construed in accordance therewith.  All capitalized and undefined terms herein are subject to the definitions contained in the Plan.  The construction and operation of this Award Agreement are governed by the laws of the State of Illinois without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

10.           Severability.  In the event that any provision or portion of this Award Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Award Agreement shall be unaffected thereby and shall remain in full force and effect.

11.           Dispute Resolution.  The parties initially shall attempt to resolve by direct negotiation any dispute, controversy or claim arising out of or relating to this Award Agreement or its breach or interpretation (each, a “Dispute”). For purposes of this negotiation, the Company shall be represented by one or more of its independent directors appointed by the Board of Directors. If the parties are unable to resolve the Dispute by direct negotiation within 30 days after written notice by one party to the other of the Dispute, the Dispute shall be settled by submission by either party of the Dispute to binding arbitration in Chicago, Illinois (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the American Arbitration Association’s National Rules for the Resolution of Employment Disputes then in effect.  The arbitrator will be an attorney licensed to practice law in the State of Illinois.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.  Except as set forth below, each party shall pay:  the fees of his or its attorneys; the expenses of his or its witnesses; and all other expenses connected with presenting his or its case.  Except as set forth below, the costs of the arbitration, including the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne equally by the parties.  In the event of a Dispute following or in connection with a Change of Control, the Company shall pay the fees of the arbitrator as well as the cost of any record or transcripts of the arbitration hearing and other administrative fees and costs.  In all Disputes, the arbitrator will have discretion to make an award of fees, costs and expenses to the prevailing party.

12.           Section 409A Compliance.  It is the intention of the Company and the Grantee that the Restricted Shares and other benefits awarded under this Award Agreement shall be exempt from the requirements of Section 409A of the Code and its implementing regulations (“Section 409A”) and shall be interpreted in a manner consistent with this intention.  In the event that the Company or the Grantee reasonably determines that any award under this Award Agreement may be subject to Section 409A, the Company and Grantee shall work together to adopt such amendments to this Award Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective to the extent allowed under applicable laws), or take any other commercially reasonable actions necessary or appropriate to cause the Restricted Shares and other benefits awarded under this Award Agreement to (i) be exempt from Section 409A, or (ii) otherwise comply with the requirements of Section 409A.

13.           No Retention Rights.  Nothing herein contained shall confer on the Grantee any right with respect to continuation of employment or services by the Company or its Subsidiaries or Affiliates, or interfere with the right of the Company or its Subsidiaries or Affiliates to terminate at any time the employment or service of the Grantee.

14.           Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           Entire Agreement; Clawback Policy.  This Award Agreement supersedes and cancels all prior written or oral agreements and understandings relating to the terms of this Award Agreement.  This Award Agreement and the Restricted Shares granted hereunder are subject to any Company Clawback Policy in effect as of the date of this Award Agreement or as subsequently amended, modified or replaced and the terms of the Change in Control Agreement, as amended.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Award Agreement as of the day and year first above written.

METHODE ELECTRONICS, INC.

By:
Paul G. Shelton
Its:	Chairman, Compensation Committee

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company.  IF A FULLY EXECUTED COPY OF THIS AWARD AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY BY NOVEMBER 30, 2010, THE AWARD UNDER THIS AWARD AGREEMENT SHALL BE CANCELLED.

BY SIGNING BELOW, YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE RECEIVED A COPY OF THE PLAN AND ARE FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, INCLUDING THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT.  YOU HAVE REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AWARD AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THIS AWARD AGREEMENT.  FINALLY, YOU HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement and the Plan as they pertain hereto.

GRANTEE

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